Exhibit 99.1

HarborOne Bancorp, Inc. Announces Share Repurchase Program

BROCKTON, MASSACHUSETTS (September 21, 2022): HarborOne Bancorp, Inc. (the “Company”) (NASDAQ: HONE) announced today that its Board of Directors has adopted a share repurchase program. Under the share repurchase program, which has received regulatory approval, the Company may repurchase up to 2,450,208 shares of the Company’s common stock, or approximately 5% of the Company’s issued and outstanding shares following completion of the share repurchase program announced on April 12, 2022.

Repurchases under this program may be made in open market transactions, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities. The repurchase program does not obligate the Company to purchase any particular number of shares.

Any repurchased shares will be held by the Company as authorized but unissued shares. The repurchase program may be suspended or terminated at any time without prior notice, and it will expire on September 21, 2023.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, the negative impacts and disruptions of the COVID-19 pandemic and the measures taken to contain its spread on our employees, customers, business operations, credit quality, financial position, liquidity and results of operations; changes in general business and economic conditions on a national basis and in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in customer behavior; turbulence in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; increases in loan default and charge-off rates; decreases in the value of securities in the Company’s investment portfolio; fluctuations in real estate values; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior or adverse economic developments; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; competitive pressures from other financial institutions; acquisitions may not produce results at levels or within time frames originally anticipated; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics; changes in regulation; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, a Massachusetts-chartered savings bank. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Eastern Massachusetts and Rhode Island through a network of 31 full-service branches located in Massachusetts and Rhode Island, and a commercial lending office in each of Boston, Massachusetts and Providence, Rhode Island. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with offices in Massachusetts, Rhode Island, and New Hampshire and is licensed to lend in seven additional states.

Contacts: Linda Simmons, EVP, CFO (508) 895-1379